Exhibit E-2




                               VENTURE DISCLOSURES
                               -------------------





                      Services to Non-Affiliated Utilities
                      ------------------------------------



         Pursuant to the provisions contained in the Securities and Exchange Commission's (SEC) Order dated November 5, 1996 for SEC File No. 70-8805, neither Jersey Central Power & Light Company, Metropolitan Edison Company nor Pennsylvania Electric Company entered into any transactions nor recognized any revenues during the calendar year 1999 for services provided to non-affiliated utilities.